Exhibit 1.1

Certificate of Continuance Canada Business Corporations Act Certificat de prorogation Loi canadienne sur les sociétés par actions NextSource Materials Inc. Corporate name / Dénomination sociale 1055709 - 9 Corporation number / Numéro de société Virginie Ethier Director / Directeur 2017 - 12 - 27 Date of Continuance (YYYY - MM - DD) Date de prorogation (AAAA - MM - JJ) JE CERTIFIE que la société susmentionnée, dont les clauses de prorogation sont jointes, est prorogée en vertu de l'article 187 de la Loi canadienne sur les sociétés par actions (LCSA). I HEREBY CERTIFY that the above - named corporation, the articles of continuance of which are attached, is continued under section 187 of the Canada Business Corporations Act (CBCA).

Innovation, Science and Economic Development Canada
Corporations Canada
Innovation, Sciences et Développement économique Canada
Corporations Canada

Form 11
Articles of Continuance
Canada Business Corporations Act (CBCA) (s. 187)

Formulaire 11
Clauses de prorogation
Loi canadienne sur les sociétés par actions (LCSA) (art. 187)

1 Corporate name
Dénomination sociale

NextSource Materials Inc.

2 The province or territory in Canada where the registered office is situated
La province ou le territoire au Canada où est situé le siège social

ON

3 The classes and the maximum number of shares that the corporation is authorized to issue
Catégories et le nombre maximal d'actions que la société est autorisée à émettre

The Corporation is authorized to issue an unlimited number of common shares.

4 Restrictions on share transfers
Restrictions sur le transfert des actions

None

5 Minimum and maximum number of directors
Nombre minimal et maximal d'administrateurs

Min. 1 Max. 10

6 Restrictions on the business the corporation may carry on
Limites imposées à l'activité commerciale de la société

None

7 (1) If change of name effected, previous name
S'il y a changement de dénomination sociale, indiquer la dénomination sociale antérieure

Not Applicable / Sans objet

(2) Details of incorporation
Détails de la constitution

The Corporation was incorporated under the Minnesota Business Corporation Act on May 7, 2008

8 Other Provisions
Autres dispositions

See attached schedule / Voir l'annexe ci-jointe

9 Declaration: I certify that I am a director or an officer of the company continuing into the CBCA.
Déclaration : J'atteste que je suis un administrateur ou un dirigeant de la société se prorogeant sous le régime de la LCSA.

Original signed by / Original signé par

Marc Johnson

Marc Johnson

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou l'une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the *Privacy Act* allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la *Loi sur les renseignements personnels* permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Canada
IC 3247 (2008/04)

Schedule / Annexe Other Provisions / Autres dispositions Without in any way restricting the powers conferred upon the Corporation or its board of directors by the Canada Business Corporations Act, as now enacted or as the same may from time to time be amended, re - enacted or replaced, the board of directors may from time to time, without authorization of the shareholders, in such amounts and on such terms as it deems expedient: (a) borrow money upon the credit of the Corporation; (b) issue, re - issue, sell or pledge debt obligations of the Corporation; (c) subject to the provisions of the Canada Business Corporations Act, as now enacted or as the same may from time to time be amended, re - enacted or replaced, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation owned or subsequently acquired, to secure any obligation of the Corporation. The board of directors may from time to time delegate to a director, a committee of directors or an officer of the Corporation any or all of the powers conferred on the board as set out above, to such extent and in such manner as the board shall determine at the time of such delegation. Between annual and general meetings of the Corporation, the directors of the Corporation may appoint one or more additional directors to serve until the next annual and general meeting but the number of additional directors shall not at any time exceed one - third of the number of directors who held office at the expiration of the last annual and general meeting.

Innovation, Science and Economic Development Canada
Corporations Canada
Innovation, Sciences et Développement économique Canada
Corporations Canada

Form 2 / Formulaire 2

Initial Registered Office Address and First Board of Directors

Siège social initial et premier conseil d'administration

Canada Business Corporations Act (CBCA) (s. 19 and 106)

Loi canadienne sur les sociétés par actions (LCSA) (art. 19 et 106)

1 Corporate name
Dénomination sociale

NextSource Materials Inc.

2 Address of registered office
Adresse du siège social

145 Wellington Street West, Suite 1001
Toronto ON M5J 1H8

3 Additional address
Autre adresse

4 Members of the board of directors
Membres du conseil d'administration

See attached schedule / Voir l'annexe ci-jointe

5 Declaration: I certify that I have relevant knowledge and that I am authorized to sign this form.
Déclaration : J'atteste que je possède une connaissance suffisante et que je suis autorisé(e) à signer le présent formulaire.

Original signed by / Original signé par
Marc Johnson

Marc Johnson
416-306-2854

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou l'une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the *Privacy Act* allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la *Loi sur les renseignements personnels* permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Canada
IC 2904 (2008/04)

Schedule / Annexe

Members of the board of directors / Membres du conseil d'administration

		Resident Canadian Résident Canadien
John Sanderson	145 Wellington Street West, Suite 1001, Toronto ON M5J 1H8, Canada	Yes / Oui
Craig Scherba	145 Wellington Street West, Suite 1001, Toronto ON M5J 1H8, Canada	Yes / Oui
Quentin Yarie	145 Wellington Street West, Suite 1001, Toronto ON M5J 1H8, Canada	Yes / Oui
Robin Borley	145 Wellington Street West, Suite 1001, Toronto ON M5J 1H8, Canada	No / Non
Dean Comand	145 Wellington Street West, Suite 1001, Toronto ON M5J 1H8, Canada	Yes / Oui
Dalton Larson	145 Wellington Street West, Suite 1001, Toronto ON M5J 1H8, Canada	Yes / Oui